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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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BioSphere Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, Massachusetts 02370

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2010

        The 2010 annual meeting of stockholders of BioSphere Medical, Inc. will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Monday, May 17, 2010 at 11:00 a.m., Boston time, to consider and act upon the following matters:

  1.
  To elect seven directors to serve until the next annual meeting of stockholders.

  2.
  To approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan from 230,000 to 300,000.

  3.
  To approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 3,000,000 to 3,275,000.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 1, 2010 are entitled to notice of, and to vote at, the meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

        Our annual report to stockholders for the year ended December 31, 2009 is being mailed to stockholders with the mailing of this notice and proxy statement on or about April 16, 2010.

        All stockholders are cordially invited to attend the meeting.

                      By Order of the Board of Directors,

                      RICHARD J. FALESCHINI
                      President and Chief Executive Officer

Rockland, Massachusetts
April 16, 2010

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope in order to assure representation of your shares at the meeting. No postage need be affixed if the proxy card is mailed in the United States.

BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, Massachusetts 02370

PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2010

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of BioSphere Medical, Inc. for use at the 2010 annual meeting of stockholders to be held at 11:00 a.m., Boston time, on Monday May 17, 2010 and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary. The annual meeting will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

        Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting To Be Held on May 17, 2010: The proxy statement and annual report for the year ended December 31, 2009 are available at www.biospheremed.com/proxy.

        Our annual report for the year ended December 31, 2009 is being mailed to stockholders with the mailing of this notice and proxy statement on or about April 16, 2010.

        You can find our annual report on Form 10-K for the year ended December 31, 2009 on the Internet at our Web site at www.biospheremed.com, or through the electronic data system of the Securities Exchange Commission, or SEC, at www.sec.gov. You may also obtain a printed copy of our annual report on Form 10-K, free of charge, from us by sending a written request to Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on April 1, 2010, the record date for our annual meeting. On the record date, there were outstanding 18,736,345 shares of our common stock and 9,636 shares of our series A preferred stock.
Q.	What are the voting rights of the holders of common stock?	A.	Holders of shares of our common stock on the record date will be entitled to cast one vote for each outstanding share of common stock then held on each matter considered at the annual meeting or any adjournments or postponements of the annual meeting.

Q.	What are the voting rights of the holders of series A preferred stock?	A.	Holders of shares of our series A preferred stock on the record date will vote together with the holders of our common stock as a single class and will be entitled to cast 250 votes for each outstanding share of series A preferred stock then held on each matter considered at the annual meeting or any adjournments or postponements of the annual meeting; provided that, pursuant to the certificate of designations of the series A preferred stock, no holder of series A preferred stock will be entitled to vote a number of shares that exceeds the quotient of the aggregate purchase price paid by such holder for its shares of series A preferred stock, divided by $3.03.

Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:

			(1)	Over the Internet: Follow the instructions on the enclosed proxy card. You must specify how you want your shares voted. Your shares will be voted according to your instructions.

			(2)	By Mail: Complete and sign your enclosed proxy card and return it by mail in the enclosed postage-prepaid envelope. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

			(3)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you may vote:

			(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

			(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

			(3)	In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers' proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

To obtain directions to the meeting to vote in person, you may contact our investor relations department at 781-681-7900.

Q.	Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:

			(1)	Vote over the Internet or by telephone as instructed above. Only your latest dated Internet or telephone vote is counted.

			(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.

Q.	Will my shares be voted if I don't return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by returning your proxy or voting by ballot at the meeting. If your shares are held in "street name" and you do not return your proxy card, your brokerage firm may vote your shares on routine matters or may leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Unlike in prior years, Proposal 1, the election of directors, is not considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting. If you do not provide specific instructions to your broker on how to vote your shares that are held in street name with respect to the election of our directors, your broker will not be able to vote these shares in its discretion. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Proposal 2, the approval of an amendment to our 2000 Employee Stock Purchase Plan, is not considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting.

Proposal 3, the approval of an amendment to our 2006 Stock Incentive Plan, is not considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting.

Q.	How many shares must be present to hold the meeting?	A.	Under our bylaws, the holders of a majority of the shares of capital stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the annual meeting. Shares of such capital stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.	Proposal 1—Election of directors.
The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter. You may:

• vote FOR all seven nominees;

• vote FOR one or more nominees and WITHHOLD your vote from one or more of the other nominees; or

• WITHHOLD your vote from all of the nominees.

Votes that are withheld will not be included in the vote tally for the election of directors.

Proposal 2—Amendment of 2000 Employee Stock Purchase Plan

The affirmative vote of holders of a majority of shares of Common Stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

Proposal 3—Amendment of 2006 Stock Incentive Plan

The affirmative vote of holders of a majority of shares of Common Stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

Q.	Are there other matters to be voted on at the meeting?	A.	We do not know of any other matters that may come before the meeting other than the election of seven directors, the amendment of our 2000 Employee Stock Purchase Plan and the amendment of our 2006 Stock Incentive Plan. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?	A.	We expect to report the voting results in a current report on Form 8-K, which we anticipate filing with the SEC on or about May 21, 2010.

Q.	What are the costs of soliciting these proxies?	A.	We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write to us at:

      BioSphere Medical, Inc.
      1050 Hingham Street
      Rockland, Massachusetts 02370
      Attn: Martin J. Joyce
      (781) 681-7900

        If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 1, 2010, or as otherwise indicated, with respect to the beneficial ownership of our common stock by (a) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock; (b) each director and nominee for director; (c) each executive officer named below in the Summary Compensation Table under the heading "Director and Executive Compensation," whom we refer to herein as our named executive officers; and (d) all of our directors and executive officers as a group.

        The number of shares of our common stock beneficially owned by each director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after February 1, 2010 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options Exercisable Within 60 Days	Common Stock Underlying Shares of Series A Preferred Stock	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)
5% Stockholders
Sepracor Inc. (2)	3,224,333	—	1,205,000	4,429,333	22.57%
84 Waterford Drive Marlborough, MA 01752
Stephen Feinberg (3)	1,559,268	—	1,204,000	2,763,268	14.08%
c/o Cerberus Capital Management, L.P. 299 Park Avenue New York, NY 10171
Clough Capital Partners L.P. (4)	1,456,296	—	—	1,456,296	7.91%
One Post Office Square, 40th Floor Boston, MA 02109
Portolan Capital Management LLC (5)	1,244,729	—	—	1,244,729	6.76%
2 International Place Boston, MA 02110
Deerfield Management Co. (6)	1,098,061	—	—	1,098,061	5.96%
780 Third Ave. 37th Floor New York, NY 10017
RMB Capital Management LLC (7)	1,058,091	—	—	1,058,091	5.74%
115 S. LaSalle Street #3400 Chicago, IL 60603
Directors and Named Executive Officers
Timothy J. Barberich (8)	53,277	31,000	—	84,277	*
William M. Cousins, Jr. (8)(9)	16,500	29,000	—	45,500	*
Marian L. Heard (8)	7,500	21,000	—	28,500	*

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options Exercisable Within 60 Days	Common Stock Underlying Shares of Series A Preferred Stock	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)
Alexander M. Klibanov (8)	22,500	31,000	—	53,500	*
John H. MacKinnon (8)	13,750	35,000	—	48,750	*
Riccardo Pigliucci (8)	30,500	31,000	—	61,500	*
David P. Southwell (8)	20,055	31,000	—	51,055	*
Richard J. Faleschini (10)	182,347	788,567	—	970,914	5.05%
Martin J. Joyce (11)	105,000	263,335	—	368,335	1.97%
Melodie R. Domurad	—	48,000	—	48,000	*
Willard W. Hennemann (12)	1,734	48,000	—	49,734	*
Peter C. Sutcliffe (13)	56,829	218,734	—	275,563	1.48%
Joel B. Weinstein (14)	10,865	48,000	—	58,865	*
All current directors and executive officers as a group (13 persons)	520,857	1,623,636	—	2,144,493	10.43%

*
Represents holdings of less than one percent of our outstanding common stock.

(1)
Percentage of beneficial ownership is based on 18,419,895 shares of common stock outstanding as of February 1, 2010. Shares of common stock issuable upon conversion of shares of series A preferred stock within 60 days of February 1, 2010, or subject to options currently exercisable, or exercisable within 60 days of February 1, 2010, are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Information is based upon an Amendment No. 6 to Schedule 13D filed by Sepracor Inc. with the SEC on October 15, 2009.

(3)
Information is based upon an Amendment No. 2 to Schedule 13D filed by Stephen Feinberg with the SEC on November 22, 2004. Mr. Feinberg, through one or more intermediate entities, exercises sole voting and investment control with respect to all securities of our company held by Cerberus Partners, L.P. and Cerberus International, Ltd.

(4)
Information is based on Schedule 13G filed by Clough Capital Partners L.P., Clough Capital Partners LLC, Charles I. Clough, Jr., James E. Canty and Eric A. Brock on February 10, 2010. The securities listed under "Number of Shares of Common Stock Owned" include shares owned by investment companies, posted investment vehicles and other accounts for which Clough Capital Partners L.P. serves as investment adviser. Such shares may be deemed beneficially owned by (a) Clough Capital Partners L.P., (b) Clough Capital Partners LLC, the general partner of Clough Capital Partners L.P., and (c) Messrs. Clough, Canty and Brock, the managing members of Clough Capital Partners LLC. Each such person disclaims beneficial ownership of such shares except to the extent of its respective pecuniary interest therein.

(5)
Information is based on Schedule 13G filed by Portolan Capital Management, LLC and George McCabe on February 10, 2010. The securities listed under "Number of Shares of Common Stock Owned" include shares owned (1) directly by Portolan Capital Management, LLC, an unregistered investment adviser, in its capacity as investment manager for various clients, and (2) indirectly by George McCabe, the Manager of Portolan Capital Management, LLC.

(6)
Information is based on Schedule 13G filed by Deerfield Capital L.P. on February 12, 2010.

(7)
Information is based on an Amendment to Schedule 13G filed by RMB Capital Management, LLC on February 5, 2010.

(8)
Of the shares of common stock held by such director, 5,000 shares are subject to a right of repurchase in our favor as of February 1, 2010.

(9)
Mr. Cousins will not be standing for reelection as a director.

(10)
Of the shares of common stock held by Mr. Faleschini, 150,000 shares are subject to a right of repurchase in our favor as of February 1, 2010.

(11)
Of the shares of common stock held by Mr. Joyce, 100,000 shares are subject to a right of repurchase in our favor as of February 1, 2010.

(12)
Mr. Hennemann ceased to be a named executive officer as of March 31, 2010.

(13)
Of the shares of common stock held by Mr. Sutcliffe, 50,000 shares are subject to a right of repurchase in our favor as of February 1, 2010.

(14)
Mr. Weinstein ceased to be a named executive officer as of March 31, 2010.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Our board of directors is currently fixed at eight members. Mr. William M. Cousins, Jr., a current director, will not stand for reelection at the 2010 annual meeting of stockholders. Accordingly, our board of directors has voted to decrease the number of directors to seven, effective as of the end of Mr. Cousins' term, and to nominate as directors the seven nominees named below. The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the director nominees named below.

        Each director will be elected to hold office until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors.

        There are no family relationships between or among any of our officers or directors.

        Set forth below is the name and age of each member of the board of directors, each of whom is nominated for reelection to the board of directors, the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she has served as a director in the past five years and the year of the commencement of his or her term as our director, and information regarding each nominee's specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of February 1, 2010, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Director

        Our board of directors recommends a vote "FOR" the election of each of the following nominees:

        Timothy J. Barberich, age 62, has served as our director since December 1993. Mr. Barberich served as Chairman of Sepracor Inc., a specialty pharmaceutical company, from May 1994 until it was acquired by Dainippon Sumitomo Pharma Co., Ltd. in October 2009. From May 2007 to October 2009, Mr. Barberich served as Executive Chairman of Sepracor Inc. and from 1984 to May 2007, Mr. Barberich served as Chief Executive Officer of Sepracor Inc. From 1984 to October 1999, Mr. Barberich also served as President of Sepracor Inc. Mr. Barberich also currently serves as a director of Gemin X Biotechnologies Inc., HeartWare International, Inc., Resolvyx Pharmaceuticals, Inc. and BioNevia Pharmaceuticals, Inc. We believe Mr. Barberich's qualifications to sit on our Board of Directors include his more than 30 years of experience in the biotechnology industry, including the more than two decades he served as the Chief Executive Officer of Sepracor Inc., a company he founded in 1984. Under Mr. Barberich's leadership, Sepracor successfully researched, developed and commercialized several pharmaceutical products, and became a profitable pharmaceutical company with over $1.0 billion in annual revenue.

        Richard J. Faleschini, age 63, has served as our President and Chief Executive Officer since November 2004 and as our director since March 2005. Prior to joining BioSphere, Mr. Faleschini served from 2003 to 2004 as Vice President and General Manager of American Medical Systems Gynecology, a business unit of American Medical Systems Holdings, Inc., a supplier of medical devices to physicians specializing in the treatment of urological and gynecological disorders. From 1999 to 2003, Mr. Faleschini served as Vice President, Marketing and Sales at American Medical Systems Holdings, Inc. We believe Mr. Faleschini's qualifications to sit on our Board of Directors include his more than 30 years of experience in the medical device and life science industries, his background and expertise with respect to marketing and sales of gynecological products, and his five years of service as our President and Chief Executive Officer.

        Marian L. Heard, age 69, has served as our director since June 2006. Since 2004, Ms. Heard has served as President and Chief Executive Officer of Oxen Hill Partners, an organization specializing in leadership development and brand enhancement programs. From February 1992 until July 2004, Ms. Heard served as President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of the United Way of New England. Ms. Heard also serves on the boards of directors of Blue Cross and Blue Shield of Massachusetts Inc., Liberty Mutual Insurance Company, CVS/Caremark Corporation, Points of Light Institute, MENTOR, and Sovereign Bank New England. She is also a trustee of the New England Aquarium and the Dana-Farber Cancer Institute. We believe Mrs. Heard's qualifications to sit on our Board of Directors include her experience running small as well as large and complex organizations and her over 30 years of experience sitting on both private as well as Fortune 100 company boards of directors. She has extensive corporate governance and national operational experience as well.

        Alexander M. Klibanov, Ph.D., age 60, has served as our director since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology, where he is currently Professor of Chemistry and of Bioengineering. Dr. Klibanov is a member of the National Academy of Sciences and the National Academy of Engineering. We believe Dr. Klibanov's qualifications to sit on our Board of Directors include his more than 30 years of experience in the field of chemistry and bioengineering, including his experience in polymer chemistry-based product research and development and his extensive experience in advising pharmaceuticals and medical device companies in these areas.

        John H. MacKinnon, age 69, has served as our director since October 2003. Mr. MacKinnon is currently retired. From 1968 to 1999, Mr. MacKinnon was employed by PricewaterhouseCoopers LLP, where he served as a partner from 1978 to 1999. Mr. MacKinnon is a certified public accountant. Mr. MacKinnon currently serves as a director of LoJack Corporation and National Datacomputer Corporation. Mr. MacKinnon also serves as a trustee of Emmanuel College, Labouré College and Blessed John XXIII National Seminary. We believe Mr. MacKinnon's qualifications to sit on our Board of Directors include his more than 30 years of experience in public accounting, his understanding of generally accepted accounting principles, his expertise in preparing, auditing, analyzing and evaluating financial statements and his public company board experience.

        Riccardo Pigliucci, age 63, has served as our director since August 1995. Since May 2007, Mr. Pigliucci has served as managing partner of Aldwyech Associates LLP, a management and technology consulting partnership. From May 1999 to November 2005, Mr. Pigliucci served as Chairman and Chief Executive Officer of Discovery Partners International, a drug discovery services company. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International PLC, a global supplier of scientific equipment and consumables. Mr. Pigliucci currently serves as a director of the Dionex Corporation and several other private companies. We believe Mr. Pigliucci's qualifications to sit on our Board of Directors include his more than 30 years of experience in the life science industry, including his experience as a senior executive of several multinational life science companies.

        David P. Southwell, age 49, has served as our director since January 1997 and as Chairman of our board of directors since March 2005. In March 2010, Mr. Southwell was named the Executive Vice President and Chief Financial Officer of Human Genome Sciences Inc. He served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from October 1995 to May 2008, and served as Senior Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers Inc., a securities firm, in various positions within the investment banking division, including in the position of

Vice President. Mr. Southwell is also a director of MedPanel, LLC and PTC Therapeutics, Inc., and serves on the Advisory Board of the Tuck School of Business at Dartmouth College, and was formerly a director of Human Genome Sciences Inc. We believe Mr. Southwell's qualifications to sit on our Board of Directors include his more than 20 years of experience and significant accomplishments in financial strategy, planning and business development. During his 14-year tenure as Chief Financial Officer of Sepracor Inc., he was responsible for raising over $2 billion in equity and convertible financings, spinning out three companies, and in-licensing several complementary products.

CORPORATE GOVERNANCE

General

        Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the investor relations section of our Web site at www.biospheremed.com. Alternatively, you can request a copy of any of these documents by writing to: Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Board Leadership Structure

        We currently separate the positions and roles of our chief executive officer and chairman of the board. We do so because we believe that separating these positions allows our chief executive officer to focus on our setting the strategic direction for the company, and overseeing and managing its day-to-day operations, while allowing our chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. Having considered the time, effort and resources that our chief executive officer is required to devote to managing the day-to-day business, as well as the commitment required to serve as our chairman, particularly as the board's oversight responsibilities continue to grow and evolve, our board of directors has determined that having separate positions best facilitates the ability of each individual to effectively and efficiently execute his duties in a manner that best serves the interests of us and our stockholders. Our chairman is an independent director within the meaning of NASDAQ rules.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of us and our stockholders. These guidelines, which provide a framework for the conduct of our board's business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of BioSphere;

  •
  a majority of the members of the board shall be independent directors, unless otherwise permitted by NASDAQ rules;

  •
  the independent directors meet at least twice a year and at other times at the request of any independent director;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors; and

  •
  at least annually, the board and its committees will conduct a self evaluation to determine whether they are functioning effectively.

 The Board's Role in Risk Oversight

        Our board of directors is responsible for overseeing risk, including overseeing the establishment and evaluation of our risk management practices. Pursuant to the charter of each of our standing committees, each committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to risk.

Board Determination of Independence

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that none of Timothy J. Barberich, William M. Cousins, Jr., Marian L. Heard, Alexander M. Klibanov, Ph.D., John H. MacKinnon, Riccardo Pigliucci or David P. Southwell has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an "independent director," as defined under NASDAQ Rule 5605(a)(2).

Board and Committee Meetings

        Our board of directors held four meetings during 2009. Each director attended all of meetings of the board of directors and committees of the board of directors on which he or she served.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend our annual meetings of stockholders. All but one of our directors attended our 2009 annual meeting of stockholders.

Board Committees

        Our board of directors has established four standing committees: audit, compensation, nominating and corporate governance, and science and technology. Each of the audit, compensation and nominating and corporate governance committees operates under a charter that has been approved by our board and is available on our Web site at www.biospheremed.com.

        Our board of directors has determined that all of the members of each of our audit, compensation and nominating and corporate governance committees are independent as defined under NASDAQ rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A(3) under the Securities Exchange Act of 1934.

  Audit Committee

        Our audit committee's responsibilities include:

  •
  appointing, evaluating, setting the compensation of, assessing the independence of, and terminating our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our internal accounting staff, independent registered public accounting firm and management;

  •
  reviewing and approving any related-person transactions; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 16 of this proxy statement).

        The members of our audit committee are Mr. MacKinnon (Chairman), Mr. Cousins and Mr. Southwell. Mr. Cousins will not stand for reelection at our 2010 annual meeting of stockholders. Our board intends to select a director to replace Mr. Cousins on the audit committee at the time Mr. Cousins steps down.

        Our board of directors has determined that each of Messrs. MacKinnon, Cousins and Southwell is an "audit committee financial expert" as defined by applicable SEC rules. Our audit committee met nine times during 2009.

  Compensation Committee

        Our compensation committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our chief executive officer and other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our board with respect to director compensation;

  •
  periodically reviewing and making recommendations to our board relating to management-succession planning;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included beginning on page 19 of this proxy statement; and

  •
  preparing the compensation committee report required by SEC rules, which is included on page 37 of this proxy statement.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading "Director and Executive Compensation."

        The members of our compensation committee are Mr. Pigliucci (Chairman), Mr. Barberich, Mr. Cousins and Ms. Heard. Our compensation committee met five times during 2009.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  reviewing annually with our board the criteria for selecting directors and the composition of our board as a whole;

  •
  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board with respect to management-succession planning;

  •
  developing and recommending to our board corporate governance principles; and

  •
  overseeing an annual evaluation of our board.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process."

        The members of our nominating and corporate governance committee are Ms. Heard (Chairman), Mr. MacKinnon, and Mr. Southwell. Our nominating and corporate governance committee met five times during 2009.

  Science and Technology Committee

        Our science and technology committee's responsibilities include:

  •
  reviewing, evaluating and making recommendations to our board regarding our current and long-term research and development strategic goals and objectives;

  •
  identifying and discussing emerging science and technology issues and trends and their potential impact on our current and planned research and development efforts;

  •
  reviewing and assessing the capabilities of our key scientific personnel and the depth, breadth and sufficiency of our external scientific resources;

  •
  reviewing and assessing our approaches to acquiring and maintaining our technological position, including through licenses, collaborative arrangements, contracts, grants and the like;

  •
  reviewing and offering guidance with respect to our policies on science, research and development; and

  •
  providing oversight of our overall intellectual property portfolio and strategy on an ongoing basis.

        The members of our science and technology committee are Dr. Klibanov (Chairman), Mr. Barberich and Mr. Pigliucci. Our science and technology committee met three times during 2009.

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in the committee's charter and in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all of our stockholders. In addition to the foregoing factors, the nominating and corporate governance committee also considers diversity in its evaluation of candidates for board membership. The board believes that diversity with respect to viewpoints, skills and experience is an important factor in board composition. The nominating and governance committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with the composition of the board as a whole.

        Our corporate governance guidelines provide that any director who reaches the age of 75 while serving as a director, and for each year thereafter that he or she continues to serve as a director, shall offer to tender his or her resignation to the board effective at the end of his or her then-current term. The nominating and corporate governance committee shall then recommend to the board whether the board should accept the resignation based on a review of whether the individual continues to satisfy the board's membership criteria. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        The nominating and corporate governance committee will consider for nomination to our board candidates recommended by our stockholders. Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Corporate Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Independent Directors

        Our board will give appropriate attention to written communications that are submitted by our stockholders, and will respond if and as appropriate. The chairman of the board, or the lead director if one is then appointed, or otherwise the chairman of the nominating and governance committee, with the assistance of our counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board, or the lead director if one is then appointed, or otherwise the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board should address such communications to the Board of Directors, c/o Corporate Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

 Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available a current copy of the code free of charge through our Web site at www.biospheremed.com.

Report of the Audit Committee

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2009 and discussed them with our management and our registered public accounting firm.

        Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our registered public accounting firm, Ernst & Young LLP, is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of its audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee has also received from, and discussed with Ernst & Young LLP, various matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires our registered public accounting firm to discuss with the audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accountant's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The audit committee has received the written disclosures and the letter from our registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding our registered public accounting firm's communications with the audit committee concerning independence and has discussed with our registered public accounting firm such firm's independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2009.

By the Audit Committee of the Board of Directors
John H. MacKinnon (Chairman) William M. Cousins, Jr. David P. Southwell

Independent Registered Public Accountants, Fees and Other Matters

  Independent Registered Public Accountants

        Ernst & Young LLP, independent registered public accountants, audited our financial statements for the fiscal year ended December 31, 2009 and have been selected as our principal accountant for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders.

  Independent Registered Public Accounting Firm's Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2009	2008
Audit Fees (1)	$270,410	$273,890
Audit-Related Fees (2)	35,650	13,500
Tax Fees (3)	30,900	23,500
All Other Fees	—	—

Total Fees	$336,960	$310,890

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services principally relate to the review of the Company's internal controls over financial reporting, and consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees for tax compliance which relate to the preparation of original and amended tax returns for our domestic entities and consulting.

  Preapproval Policy and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the audit committee may preapprove specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

        During fiscal 2009, no services were provided to us by Ernst & Young LLP other than in accordance with the preapproval policies and procedures described above.

 POLICIES AND PROCEDURES FOR RELATED-PERSONS TRANSACTIONS

        Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related-person," has a direct or indirect material interest.

        Pursuant to the policy, if a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related-person transaction," the related person must report the proposed related-person transaction to the Chief Financial Officer. The policy calls for the proposed related-person transaction to be reviewed by our Chief Financial Officer and, if deemed appropriate by our Chief Financial Officer, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

        A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the transaction;

  •
  the approximate dollar value of the amount involved in the transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related-person transaction disclosure rule, our board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of the policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

RELATED-PERSON TRANSACTIONS

        Pursuant to the terms of our certificate of incorporation, the series A preferred stock is entitled to a 6% dividend, which is payable on a quarterly basis in either cash or additional shares of series A preferred stock, at our election. Through January 1, 2008, we elected to pay these dividends in shares of series A preferred stock and have issued as dividends an aggregate of 1,636 shares of series A preferred stock to Sepracor Inc., an indirect wholly-owned subsidiary of Dainippon Sumitomo Pharma Co., Ltd., or Sepracor, and affiliates of Cerberus Capital Management, L.P. Since January 1, 2008, our board of directors has elected to pay these dividends in cash and at April 1, 2010 we have paid cash dividends in the aggregate amount of $650,430 to Sepracor and in the aggregate amount of $650,430 to affiliates of Cerberus Capital Management, L.P. Sepracor and Cerberus each are beneficial owners of more than five percent of our outstanding common stock.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to our named executive officers. In addition, this section discusses the principles underlying our executive compensation policies and decisions and the factors relevant to an analysis of these policies and decisions.

        The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves compensation decisions relating to our named executive officers on at least an annual basis.

  Our Executive Officers

        Our named executive officers are:

  •
  Richard J. Faleschini, our president and chief executive officer;

  •
  Martin J. Joyce, our executive vice president of finance and administration and chief financial officer;

  •
  Melodie R. Domurad, Ph.D., our vice president of regulatory, medical affairs and quality systems;

  •
  Willard W. Hennemann, Ph.D., our former vice president of new products and business development;

  •
  Peter C. Sutcliffe, our vice president of manufacturing; and

  •
  Joel B. Weinstein, our former vice president of global marketing and sales.

  Our Executive Compensation Objectives

        The principal objectives of our executive compensation program are:

  •
  to promote the achievement of our business goals, and, thereby, to maximize corporate performance and stockholder returns by seeking to align executive compensation with measurable business objectives, individual performance and peer group compensation;

  •
  to enable us to attract, retain and reward executive officers who are expected to contribute to our long-term success; and

  •
  to implement our philosophy that executive compensation should be based upon the principles of competitive and fair compensation and sustained performance.

  How We Seek to Align Our Objectives with Our Compensation Program

        General.    We use a mix of short-term compensation, consisting of base salaries and cash incentives, and long-term compensation, consisting of equity incentive compensation, to provide a total compensation structure that is designed to achieve our objectives. In order to evaluate the extent to which our executive compensation programs are aligned with our objectives, we periodically engage in a comparative analysis of the total compensation for each of our executive officers against comparable companies in our industry, as well as periodically assessing the characteristics of our incentive-based cash compensation and long-term equity incentive programs.

        Benchmarking and the Role of our Compensation Consultant.    In March 2006 we retained the services of Aon Consulting, Inc. to undertake a comparative benchmark analysis of our executive compensation practices. This benchmark information was considered by the compensation committee in reaching its determinations with respect to executive compensation for fiscal years 2006, 2007 and 2008. In fiscal 2009, the compensation committee reviewed the peer group developed by Aon and determined that several of the companies had been acquired, delisted or were no longer comparable with our company. As such, the committee modified the peer group to include companies in the medical equipment, medical device or biotechnology industries that were similar to us in terms of financial profile, development stage, product focus and/or growth potential.

        In October 2009, our compensation committee, acting pursuant to authority granted to it under a charter approved by our board of directors, retained Pearl Meyer & Partners, or Pearl Meyer, to serve as an independent outside consultant reporting directly to the compensation committee with respect to executive and director compensation. Pearl Meyer was engaged to, among other things, benchmark total compensation for executive offices and directors, assist the compensation committee in developing a peer group for comparative compensation analyses, review and make recommendations regarding our current cash incentive program, prepare a comparative equity dilution analysis, and make recommendations regarding our long-term incentive programs. Other than pursuant to its October 2009 engagement, Pearl Meyer does not provide any other services to our compensation committee or to us.

        With the assistance of Pearl Meyer, our compensation committee selected a revised peer group of 10 companies in the medical devices industry having multiples of annual revenue, market capitalizations, strategic business models, revenue growth trends and products that are similar to ours. The companies are as follows:

• Atricure Inc.	• Lemaitre Vascular Inc.
• ATS Medical Inc.	• Micrus Endovascular Corp.
• Celldex Therapeutics Inc.	• SenoRx Inc.
• Delcath Systems Inc.	• Theragenics Corp.
• Hansen Medical Inc.	• Vascular Solutions Inc.

        Pearl Meyer undertook a competitive benchmark assessment of base salaries, total and target cash compensation, long-term incentives and actual total direct compensation for each of our named executive officers as compared to our peer group. In addition, Pearl Meyer presented a comparison of our financial performance over one-year and three-year periods to that of the peer group. Pearl Meyer also reviewed market compensation data from the Radford 2009 Global Life Sciences Survey for companies with 50-149 employees. Pearl Meyer undertook a competitive analysis of compensation at the 25th, 50th and 75th percentiles. In November 2009, Pearl Meyer developed a written analysis and recommendations with respect to our executive compensation programs and practices that was presented to and reviewed by our compensation committee. Pearl Meyer's assessment of executive compensation showed generally that total cash compensation of our named executive officers was in line with the 25th percentile of aggregate pay levels for peer group companies. Pearl Meyer's assessment also showed that while total shareholder return was in line with the peer group for fiscal 2008, we trailed the peer group with respect to revenue growth and EBITDA as a percent of revenue, and our three-year financial performance trailed the peer group. The results of Pearl Meyer's assessment were presented to the compensation committee and have been taken into consideration by our compensation committee in determining 2010 compensation, as further discussed below under "2010 Compensation Decisions."

        Processes and Procedures.    The compensation committee has implemented an annual performance review program for our executives, under which annual corporate and individual performance goals are determined and set forth in writing. Annual corporate goals are proposed by our chief executive officer and approved by the compensation committee each calendar year. These corporate goals target the achievement of specific financial metrics, such as revenue and net loss targets. Individual goals focus on contributions that facilitate the achievement of our business strategies and plans. Individual goals are proposed by each executive, approved by the chief executive officer and then submitted to the compensation committee for its review and approval. The chief executive officer's goals are approved solely by the compensation committee. Annual salary increases, annual incentive-based cash awards, and annual stock option awards granted to our executives are tied to the achievement of these corporate and individual performance goals.

        Generally, during the first calendar quarter of each year we evaluate individual and corporate performance against the written goals for the recently completed year. Each executive's evaluation begins with a self-assessment, which is submitted to the chief executive officer. The chief executive officer then prepares an evaluation based on the executive's self-assessment, the chief executive officer's own evaluation and input from others within our company. This process leads to a recommendation by the chief executive officer for annual salary increases, annual equity awards and discretionary incentive-based cash awards, if any, which is then reviewed by the compensation committee. In the case of the chief executive officer, his individual performance evaluation is conducted by the compensation committee, which determines his compensation changes and awards, if any. For all executives, annual base salary increases, annual equity awards and incentive-based cash awards, to the extent granted, are generally implemented during the first calendar quarter of the year.

  Risk Assessment as it Relates to Our Compensation Programs

        Our compensation committee has discussed the concept of risk as it relates to our compensation programs and has concluded that, to the extent that risks may arise from our compensation policies and practices, such risks are not reasonably likely to have a material adverse effect on our company.

  The CEO's Role in the Compensation Process

        Our chief executive officer's role in the compensation process includes assisting the chairman of the compensation committee in planning the agenda and preparing relevant materials for each meeting of the compensation committee and attending all or portions of each meeting at the request of the compensation committee; provided that, our chief executive officer does not attend portions of any meeting in which our compensation committee is discussing his compensation or performance. In addition, our compensation committee seeks input from our chief executive officer with respect to, among other things, the development of corporate and individual performance objectives against which the payment of incentive-based compensation awards will be made and his assessment of the extent to which other officers have achieved such objectives.

  Elements of Compensation and 2009 Compensation Awards

        Executive compensation generally consists of a combination of base salary, performance-based incentive awards, equity-based incentives, severance and change-in-control payments, perquisites such as travel, relocation and temporary living expenses, and other benefits such as health, dental, disability and life insurance.

        The compensation committee relies upon publicly available information concerning current compensation for peer companies and other sources to determine the appropriate level and mix of the compensation for our executive officers. We do not have any formal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Moreover, the compensation committee does not implement materially different policies and decisions for establishing the compensation of any specific executive officer or executive officers.

        Base Salary.    The base salaries that we pay to our executives are determined based on the level of responsibility required of each executive, his or her qualifications and experience, internal pay equity, the level of base salary paid by peer group companies for similar positions and on historical compensation levels of the executive. We believe that base salaries are a fundamental element of our executive compensation program. Generally, we believe that salaries for our named executive officers should be targeted near the median level of salaries for executives in comparable positions with comparable responsibilities at comparable companies. Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Increases in base salary, if any, are intended to ensure that our executive compensation structure remains aligned with our compensation objectives and are based upon actual corporate and individual performance compared against targeted performance, various subjective criteria, general and industry-specific economic conditions and the compensation paid by peer group companies.

        Our executive officers did not receive an increase in base salary in 2009. In determining not to increase base salaries in 2009, the compensation committee considered: the degree to which individual performance targets were achieved by each of the named executive officers; the fact that the Company had achieved less than 90% of its revenue target and less than 75% of its net loss target for fiscal 2008; and adverse capital market and economic conditions.

        Performance-Based Incentive Awards.    Pursuant to employment agreements or offer letters with each of our executive officers, each such executive officer is eligible to receive an annual performance-based cash award equal to a specified percentage of his or her then-current base salary, referred to herein as the target incentive cash award, based upon the determination by the compensation committee that specified corporate financial targets have been met and that such executive has achieved specified individual objectives which are more fully described herein. Notwithstanding the degree of achievement of the corporate objectives, the compensation committee has retained the discretion to make awards for superlative individual performance, or to otherwise modify the program as it deems appropriate.

        The driving element of the performance-based incentive award program is the degree of achievement of corporate objectives (revenue and profit (net loss) targets), which establishes the maximum amount of total incentive compensation that could be awarded if each executive had achieved 100% of his or her individual performance objectives. The corporate objectives are equally weighted and the contribution of each is individually calculated. In order for our executive officers to receive a performance-based incentive award, each objective must exceed 90%. The percentage of target incentive cash awards to be paid out is calculated on a linear sliding scale of 10% payout for each 1% of achievement over 90% and up to 100%. In the event that the percentage achievement of one or both of the corporate goals exceeds 100%, then the target incentive cash award is increased by

4% for each 1% of additional achievement of the corporate goals capped at 125% achievement and 200% payout for each objective.

        For purposes of the performance-based incentive award plan, the 2009 revenue and net loss targets were as follows:

Revenue Target	Result* (in thousands)	% Target Payout
125%	$39,516	200%
120%	$37,936	180%
115%	$36,355	160%
110%	$34,774	140%
105%	$33,194	120%
100%	$31,613	100%
95%	$30,032	50%
90%	$28,452	0%

Net Loss Target	Result* (in thousands)	% Target Payout
125%	($3,219)	200%
120%	($3,434)	180%
115%	($3,648)	160%
110%	($3,863)	140%
105%	($4,077)	120%
100%	($4,292)	100%
95%	($4,506)	50%
90%	($4,721)	0%

*
The revenue and net loss targets have been adjusted to eliminate the effect of foreign currency exchange rate fluctuations. Net loss targets have also been adjusted for specified board-approved projects.

        Assuming achievement of the corporate goals, each executive officer is then judged on the degree to which he or she achieves his or her individual performance objectives within a range of 0% to 100%. Individual performance targets for each of the named executive officers are generally as follows: Mr. Faleschini's and Mr. Joyce's goals generally relate to achieving specified strategic regulatory, development, and operational goals relating to the growth of our business and/or new initiatives such as our liver cancer program; Dr. Domurad's goals generally relate to achieving specified goals relating to HepaSphere™ and QuadraSphere® clinical trials, quality system harmonization, foreign product registrations and training; Dr. Hennemann's goals generally relate to achieving specified goals relating to business development, product research, development and manufacturing and patent term extensions; Mr. Sutcliffe's goals generally relate to achieving specified goals relating to manufacturing processes, budgets, capacity expansion and facilities expansion, and Mr. Weinstein's goals generally relate to achieving specified goals relating to the development and implementation of sales and marketing programs, account retention and sales and marketing budgets.

        The final calculation of each individual award is made using the following formula:

Cash Award = (S) × (TP) × (IA) x	(CRA + CPA) 2
  Where:
  S = Executive Salary
  TP = Target % Incentive Compensation
  IA = Individual Achievement %
  CRA = Corporate Revenue Achievement %
  CPA = Corporate Profitability Achievement %

        In February 2010, our compensation committee determined the payouts for each of our executive officers under the performance-based incentive award program for 2009 performance. Based upon our achievement of 99.5% of the revenue target and 113.6% of the loss target for fiscal 2009, after giving effect to specified previously agreed upon adjustments described above, as well as a further adjustment to the loss target in light of an unplanned monetized research and development tax credit in France, the compensation committee determined that we achieved 124.5% of our corporate goals. The compensation committee next assessed the degree to which each executive officer had achieved his or her individual performance goals. After considering the recommendation of our chief executive officer and the overall performance against our operating plans and strategies for 2009, the compensation committee determined that each of our executive officers had achieved his or her personal objectives as follows:

Name	2009 Base Salary	Target Cash Incentive Award (%)	Individual Performance	Corporate Achievement (%)	Payout	As a Percentage of Target Cash Incentives Awards
Richard J. Faleschini	$397,800	50%	80%	124.5%	$198,104	100%
Martin J. Joyce	$242,481	40%	80%	124.5%	$96,604	100%
Melodie R. Domurad	$230,000	30%	92%	124.5%	$79,033	115%
Willard W. Hennemann	$200,000	30%	70%	124.5%	$52,290	87%
Peter C. Sutcliffe	$213,197	30%	80%	124.5%	$63,703	100%
Joel B. Weinstein	$250,000	40%	62%	124.5%	$77,150	77%

        Equity Compensation Awards.    We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. Furthermore, we believe that equity compensation is a critical component of competitive compensation in the emerging medical device company industry in which we operate.

        Our equity awards are made in the form of either restricted stock or options to purchase common stock. The size of awards is generally intended to fall within the median range of long-term incentive compensation for our peer group.

        Our compensation committee typically grants equity awards to each of our executive officers upon commencement of employment and annually in conjunction with its review of individual performance. This review generally takes place at a regularly scheduled meeting of the compensation committee held in the first quarter of each year. All grants of equity awards to our executive officers are approved by the compensation committee. The compensation committee sets the exercise price of all stock options to equal the closing price of our common stock on the NASDAQ Global Market on the date of grant. We typically grant restricted stock awards at no cost to the executive. We do not purposefully time equity grants to our executive officers to our release of material nonpublic information. Rather, we seek to adhere to a practice of granting equity awards to our executive officers at a regularly scheduled meeting of the compensation committee held during the first quarter of each year.

        To date, we have not adopted stock ownership guidelines for our executive officers or directors. The compensation committee is currently evaluating the merits and demerits of director ownership guidelines in conjunction with an analysis of director compensation recently undertaken by Pearl Meyer.

        In 2009, our compensation committee granted annual options to purchase shares of common stock to each of our named executive officers as follows:

Name	Number of Shares of Common Stock Underlying Option	Stock Option Compensation as a Percentage of Total Compensation for 2009 (1)
Richard J. Faleschini	100,000	13%
Martin J. Joyce	60,000	16%
Melodie R. Domurad	40,000	12%
Willard W. Hennemann	40,000	14%
Peter C. Sutcliffe	40,000	13%
Joel B. Weinstein	40,000	11%

(1)
Refer to Note 2 "Summary of Significant Accounting Policies" and Note 12 "Stock Plans" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the relevant assumptions used to determine the valuation of our stock and option awards.

        The options granted to each of our executive officers in 2009 vest, or become exercisable, in equal annual installments over a period of five years. In determining the size of each of these stock option awards, the compensation committee considered the following: comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive's performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of our chief executive officer. For a further description of the stock option awards that we made to our named executive officers, see "2009 Grants of Plan Based Awards—Description of Option Awards."

        Employee Stock Purchase Program.    Executive officers are eligible to participate in our 2000 employee stock purchase plan. The purchase plan is available to all of our eligible employees and generally permits participants to purchase shares of our common stock at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

        Change of Control and Severance Payments.    Each of our executive officers is party to an agreement or offer letter that obligates us to make payments to such executive officer in the event of termination of such executive's employment by us without cause in anticipation of, or within twelve months after, a change of control. Our stock incentive plans also allow for all then-unexercisable stock options and restricted stock awards held by our employees, including our executive officers, to accelerate in full upon a change of control. We have determined to provide for these change-of-control arrangements because we recognize that, as is the case with many publicly held corporations, the possibility of a change in control of our company exists and such possibility, and the uncertainty and questions which it may raise among our executive officers and employees, could result in the departure or distraction of executive officers or employees to the detriment of our company and our stockholders. As a consequence, our compensation committee has determined to provide such change-of-control related benefits to reinforce and encourage the continued employment and dedication of our executive officers and employees without distraction from the possibility of a change in control and related events and circumstances. Through these change-of-control arrangements, our compensation committee has also sought to align the compensation of our executive officers and employees with the interests of our stockholders by allowing our executive officers and employees to participate with the stockholders in any appreciation in our value that is realized at the time of a change of control.

        Our chief executive officer is party to an employment agreement with us that also provides for the payment of severance upon a termination of his employment by us without cause or by the executive for good reason. In addition, restricted stock awards granted to each of our executive officers in 2006 also provide that a prorated portion of the shares subject to repurchase pursuant to such awards shall be subject to accelerated vesting in the event such executive officer is terminated without cause, leaves for good reason, dies or becomes disabled or his employment agreement, if any, is not renewed. We believe that our severance program is aligned with other similarly situated medical device companies.

        For a further description of the foregoing arrangements, see "Summary Compensation Table—Employment Agreements and Arrangements with Named Executive Officers" and "Potential Payments Upon Termination or Change of Control."

        Other Compensation.    During 2009, both our chief executive officer and vice president of global sales and marketing received additional compensation for commuting and living expenses. The compensation committee determined to make these benefits available to these officers as a further incentive to their continued service. Each of our executive officers also participates in benefit plans generally made available to our employees, including health, life, dental and disability insurance plans, and matching contributions in connection with our 401(k) retirement and savings plan.

  2010 Compensation Decisions

        Base Salary.    In February 2010, the compensation committee determined base salaries for 2010. Our executive officers did not receive an increase in base salaries for 2010, other than Dr. Domurad and Mr. Sutcliffe, who received salary increases of 8% and 2.4%, respectively. In determining base salaries for 2010, the compensation committee considered the October 2009 comparative compensation analysis performed by Pearl Meyer which indicated that, other than Dr. Domurad and Mr. Sutcliffe, the base salaries paid to our executive officers were within the median range of base salaries for our peer group. The salary increases for Dr. Domurad and Mr. Sutcliffe were made to align their base salaries with the median salaries of executive officers in comparable positions in our peer group. The 2010 base salaries for our executive officers are as follows:

Name	2009 Base Salary	2010 Base Salary	Base Salary Increase
Richard J. Faleschini	$397,800	$397,800	0.0%
Martin J. Joyce	$242,481	$242,481	0.0%
Melodie R. Domurad	$230,000	$248,400	8.0%
Willard W. Hennemann (1)	$200,000	$200,000	0.0%
Peter C. Sutcliffe	$213,197	$218,314	2.4%
Joel B. Weinstein (1)	$250,000	$250,000	0.0%

(1)
Messrs. Hennemann and Weinstein ceased to serve as named executive officers on March 31, 2010.

        Equity Compensation.    In February 2010, the compensation committee granted restricted stock awards to each of our executive officers, other than Dr. Hennemann and Mr. Weinstein, as follows:

Name	Number of Shares of Common Stock Subject to Restricted Stock Award
Richard J. Faleschini	61,000
Martin J. Joyce	47,000
Melodie R. Domurad	62,000
Peter C. Sutcliffe	24,000

        The shares underlying these awards were issued at a purchase price of $.01 per share and are subject to a repurchase right in favor of us that lapses as to 25% of the shares annually beginning on the first anniversary of the date of grant, except that the repurchase restrictions on 31,000 of the shares issued to Dr. Domurad lapse only if the FDA approves a PMA for our QuadraSphere® Microsphere product for the treatment of liver cancer. In granting these awards, the compensation committee considered the comparative compensation analysis undertaken by Pearl Meyer in October 2009, our company-level performance, the applicable executive's performance and the recommendations of our chief executive officer. In determining to grant restricted stock instead of stock options in 2010, our compensation committee considered the fact that the shares have a built-in value at the time the restricted stock grants are made, and as such, we are able to grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose, resulting in less dilution to our other stockholders at an accounting cost that is substantially equivalent to the cost of granting stock options.

  Tax and Accounting Considerations

        Because we currently have a history of operating losses and we have net operating loss carryforwards that would have the effect of offsetting any future taxable gains, we generally do not consider the tax implications of our executive compensation programs to be meaningful to our operating or financial results. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.00 million paid to our chief executive officer and our three other officers (other than our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        We account for equity compensation paid to our employees under the rules of accounting standards update, or ASU, Topic 718- Stock Compensation which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

  2010 Arrangements with Former Executive Officers

        On April 13, 2010, and effective as of March 31, 2010, we entered into amendments to our offer letter agreements with each of Dr. Hennemann and Mr. Weinstein, pursuant to which, commencing on March 31, 2010 and continuing until August 31, 2010, each of Dr. Hennemann and Mr. Weinstein will be employed by us in a non-executive officer capacity to perform specified services necessary to ensure the orderly transition of his duties. The amendments contain, among other things, the following terms and conditions:

  •
  as of March 31, 2010, Dr. Hennemann and Mr. Weinstein will no longer serve as our executive officers;

  •
  Dr. Hennemann and Mr. Weinstein will continue to receive their current base salary and benefits until August 31, 2010; and

  •
  except as specifically provided in the amendments, in the event that either of Dr. Hennemann or Mr. Weinstein (i) remains employed by us until August 31, 2010 or (ii) is terminated by us other than for cause prior to August 31, 2010, then Dr. Hennemann or Mr. Weinstein, as applicable, will be entitled to a severance payment equal to one month of current base salary, provided that he signs a binding and enforceable customary release of claims.

        All other terms of our offer letter agreements with Dr. Hennemann and Mr. Weinstein will remain in effect.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by: (i) our chief executive officer; (ii) our chief financial officer and (iii) our four other highly compensated officers who were serving as of the end of fiscal 2009. We refer to these officers herein as our named executive officers:

Name and Principal Position	Year	Salary ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)
Richard J. Faleschini	2009	$397,800		—	$105,950	$198,104	$85,048	(4)	$786,902
President and Chief	2008	$397,800		—	$251,770	$120,533	$83,068	(4)	$853,171
Executive Officer	2007	$390,000		—	$372,957	$98,670	$118,019	(4)	$979,646

Martin J. Joyce	2009	$242,481		—	$63,570	$96,604	$6,864		$409,519
Executive Vice President	2008	$242,481		—	$151,062	$59,456	$6,771		$459,770
and Chief Financial Officer	2007	$237,726		—	$185,320	$48,116	$5,570		$476,732

Melodie R. Domurad	2009	$230,000		—	$42,380	$79,033	$4,266		$355,679
Vice President, Regulatory,	2008	$221,154	(5)	—	$251,770	$45,402	$4,119		$522,445
Medical Affairs and
Quality Systems

Willard W. Hennemann (6)	2009	$200,000		—	$42,380	$52,290	$4,018		$298,688
Former Vice President,	2008	$176,923	(7)	—	$251,770	$34,680	$3,573		$466,946
New Products, and
Business Development

Peter C. Sutcliffe	2009	$213,197		—	$42,380	$63,703	$7,173		$326,453
Vice President,	2008	$213,197		—	$52,872	$34,410	$4,822		$305,301
Manufacturing	2007	$209,017		—	$115,825	$41,135	$3,822		$369,799

Joel B. Weinstein (8)	2009	$250,000		—	$42,380	$77,150	$19,113	(10)	$388,643
Former Vice President,	2008	$235,577	(9)	—	$251,770	$56,300	$18,064	(11)	$561,711
Global Sales and Marketing

(1)
Refer to Note 2 "Summary of Significant Accounting Policies" and Note 12 "Stock Plans" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the relevant assumptions used to determine the valuation of our stock and option awards.

(2)
Amounts shown reflect incentive-based awards earned in that year pursuant to our annual incentive-based award program, which amounts were paid in the first quarter of the following year.

(3)
Amounts shown include (a) the matching contributions made to the 401(k) savings plan on behalf of the named executive officers and (b) the taxable portion of group life insurance payments made on behalf of the named executive officers.

(4)
Includes $77,004 in living allowance payments made in fiscal 2009, 2008 and 2007 and $35,951 in tax gross-up payments made in 2007 relating to housing and commuting expenses incurred in fiscal 2004 and 2005.

(5)
Annual base salary is $230,000. Amount shown reflects actual salary earned in 2008 based on a hire date of January 14, 2008.

(6)
Mr. Hennemann ceased to be a named executive officer as of March 31, 2010.

(7)
Annual base salary is $200,000. Amount shown reflects actual salary earned in 2008 based on a hire date of February 11, 2008.

(8)
Mr. Weinstein ceased to be a named executive officer as of March 31, 2010.

(9)
Annual base salary is $250,000. Amount shown reflects actual salary earned in 2008 based on a hire date of January 21, 2008.

(10)
Includes $8,897 in living allowance payments made in fiscal 2009 and $4,104 in tax gross-up payments made in 2009 relating to housing and commuting expenses incurred in fiscal 2009.

(11)
Includes $9,695 in living allowance payments made in fiscal 2008 and $3,740 in tax gross-up payments made in 2008 relating to housing and commuting expenses incurred in fiscal 2008.

  Employment Agreements and Arrangements with Named Executive Officers

        Mr. Faleschini.    On November 2, 2004, we entered into an employment agreement with Richard J. Faleschini, which was amended on March 16, 2007, April 5, 2007, October 10, 2007 and December 23, 2008. Pursuant to such agreement, Mr. Faleschini was employed as our president and chief executive officer. The employment agreement had an initial term of one year, and is subject to automatic renewal thereafter for additional periods of one year unless either party elects not to renew the agreement. Under the terms of the employment agreement, Mr. Faleschini was paid an initial base salary of $300,000 for the first year, subject to increases thereafter as may be determined by the board or the compensation committee. Mr. Faleschini is entitled to an annual performance bonus in an amount equal to up to 50% of his then-current base salary and also had a guaranteed minimum bonus of 25% of his current salary for the first calendar year of the agreement. We also have agreed that for so long as Mr. Faleschini's primary residence is more than 100 miles from our offices, he shall be entitled to receive an annual living allowance of $77,000, which may be used, in his discretion, to offset his commuting costs in connection with his travel from his primary residence to our offices and for temporary living and housing allowances relating to such commuting. The agreement provides that Mr. Faleschini will be entitled to participate in all bonus and benefit programs that we establish for employees and for which he is otherwise eligible to participate.

        In accordance with the terms of the agreement, in connection with the commencement of his service, Mr. Faleschini was granted an option to purchase 500,000 shares of common stock pursuant to the terms of our 1997 Stock Incentive Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. Also, in accordance with the terms of the agreement, in connection with the commencement of his service, Mr. Faleschini was granted an additional option to purchase 100,000 shares of common stock pursuant to the terms of our 1997 Stock Incentive Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, referred to as the revenue benchmark, and thereafter the option shall become exercisable in the remaining two thirds on the second and third anniversaries of achievement of the revenue benchmark. The revenue benchmark was achieved on June 30, 2007 and, as such, the shares vested and became exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008 and June 30, 2009 and will vest and become exercisable as to the remaining 33.3% of the shares underlying the award on June 30, 2010. Each option is exercisable at a price equal to the closing price of the common stock on The NASDAQ Global Market on the date of grant, which was $2.55. The options have a term of ten years and vest and become exercisable as described above and subject to Mr. Faleschini's continued employment, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        The agreement provides that if we elect not to renew Mr. Faleschini's agreement or terminate him without cause, or if Mr. Faleschini resigns for good reason, then for a period of one year after such termination we will continue to pay to Mr. Faleschini an amount equal to his then-current salary and the amount of his annualized bonus for the immediately preceding year. We will also continue to provide him benefits during such period. Our obligation to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any noncompetition or nondisclosure agreement with us.

        The agreement provides that for a period of one year after the termination of employment for any reason, Mr. Faleschini will not engage in any business that is competitive with our embolotherapy business. Additionally, the agreement sets forth covenants regarding the assignment of inventions and nondisclosure of proprietary information.

        On November 2, 2004, we also entered into an executive retention agreement with Mr. Faleschini, which was amended on October 10, 2007. Such agreement provides that if there is a change in control, as defined in the agreement, and Mr. Faleschini is terminated without cause in anticipation of, or within 12 months following, the change in control, then (a) Mr. Faleschini will receive salary continuation for 12 months in an amount equal to the highest annual salary and bonus received by him during the five full fiscal years prior to the change in control, and (b) Mr. Faleschini will continue to receive, for a period of 12 months after termination of employment, benefits comparable to those he was receiving prior to termination, provided that if he becomes reemployed and is eligible to receive similar benefits, we will no longer be required to provide such benefits. Mr. Faleschini is not required to mitigate the amount of any such payment or benefits he receives by seeking other employment and no such payments or benefits will be reduced by third-party compensation, except as provided in the immediately preceding sentence. Any severance payments made to Mr. Faleschini pursuant to his executive retention agreement will be in lieu of payments to which he may otherwise be entitled under his employment agreement. Our obligation to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any noncompetition or nondisclosure agreement with us.

        Mr. Joyce.    On June 14, 2005, we entered into a letter agreement with Martin J. Joyce, which was amended on October 10, 2007 and December 23, 2008, pursuant to which we offered Mr. Joyce continued employment as our vice president and chief financial officer. The agreement supersedes the terms of any prior agreements purporting to set forth the terms and conditions of Mr. Joyce's employment with us.

        The agreement provides that Mr. Joyce shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Joyce was paid an initial base salary of $190,000 for the first year, which salary is subject to increase annually thereafter as may be determined by our board or compensation committee. Provided that Mr. Joyce is our employee at the time bonuses are customarily paid, Mr. Joyce is entitled to an annual performance bonus based upon our evaluation of Mr. Joyce's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Joyce and the compensation committee. The agreement initially provided for such bonus to be in an amount equal to up to 30% of his then-current base salary and was subsequently increased by the compensation committee to 40% of his then-current base salary. Mr. Joyce is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        As consideration for Mr. Joyce's execution of the agreement, Mr. Joyce was granted (i) an option to purchase 100,000 shares of common stock pursuant to the terms of our 1997 Stock Incentive Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant and (ii) an option to purchase 50,000 shares of our common stock pursuant to the terms of our 1997 Stock Incentive Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, also known as the revenue benchmark, and thereafter the option shall become exercisable in the remaining two thirds on the second and third anniversaries of the achievement of the revenue benchmark. The revenue benchmark was achieved on June 30, 2007 and, as such, the shares vested and became exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008 and June 30, 2009 and will vest and become exercisable as to the remaining 33.3% of the shares underlying the award on June 30, 2010. Each option is exercisable at a price equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant, which was $4.49. The options have a term of ten years and vest and become exercisable as described above and subject to Mr. Joyce's continued employment, and the vested portion of such options terminate, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Joyce's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Joyce until the date that is twelve months after the date of such termination (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Joyce for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Joyce reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Joyce breaches the noncompetition, non-solicitation or nondisclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Joyce's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Joyce will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment, or (iii) solicit for employment any person who was employed by us at the time of Mr. Joyce's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement sets forth covenants regarding nondisclosure of proprietary information and the assignment of inventions.

        Dr. Domurad.    On December 14, 2007, we entered into a letter agreement with Melodie R. Domurad, which was amended on December 23, 2008, pursuant to which Dr. Domurad was employed as our vice president, regulatory, medical affairs and quality systems.

        The agreement provides that Dr. Domurad shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Dr. Domurad was paid an initial base salary of $230,000 for the first year, which salary is subject to increase annually thereafter as may be determined by our board or compensation committee. Provided that Dr. Domurad is our employee at the time bonuses are customarily paid, Dr. Domurad is entitled to an annual performance bonus in an amount equal to up to 30% of her then-current base salary, based upon our evaluation of Dr. Domurad's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Dr. Domurad and the compensation committee. Dr. Domurad is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        Dr. Domurad was granted an option to purchase 100,000 shares of common stock pursuant to the terms of our 2006 Stock Incentive Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. The option is exercisable at a price equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant, which was $4.25. The option has a term of ten years and vests and becomes exercisable as described above and subject to Dr. Domurad's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after her employment ends.

        In addition, the agreement provides that if we terminate Dr. Domurad's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Dr. Domurad until the date that is twelve months after the date of such termination (i) her salary as in effect on the date of her termination and (ii) the amount of the annual bonus paid to Dr. Domurad for the fiscal year immediately preceding the date of her termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Dr. Domurad reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Dr. Domurad breaches the noncompetition, non-solicitation or nondisclosure provisions contained in the agreement.

        The agreement provides that for the duration of Dr. Domurad's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Dr. Domurad will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment, or (iii) solicit for employment any person who was employed by us at the time of Dr. Domurad's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding nondisclosure of proprietary information and the assignment of inventions.

        Dr. Hennemann.    On February 8, 2008, we entered into a letter agreement with Willard W. Hennemann, which was amended on December 23, 2008 and April 13, 2010, pursuant to which we offered Dr. Hennemann employment as our vice president, new products and business development. Dr. Hennemann ceased to serve as a named executive officer on March 31, 2010.

        Pursuant to the agreement, Dr. Hennemann shall be employed on an at-will basis, and either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Dr. Hennemann was paid an initial base salary of $200,000 for the first year, which salary was subject to increase annually thereafter as determined by our board or compensation committee. The agreement also provided that if Dr. Hennemann was our employee at the time bonuses were customarily paid, Dr. Hennemann would be entitled to an annual performance bonus in an amount equal to up to 30% of his then-current base salary, based upon our evaluation of Dr. Hennemann's achievement of milestones and objectives mutually agreed upon on an annual basis by Dr. Hennemann and the compensation committee. Dr. Hennemann is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        Dr. Hennemann was granted an option to purchase 100,000 shares of common stock, with an exercise price of $4.25, pursuant to the terms of our 2006 Stock Incentive Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. The option has a term of ten years and vests and becomes exercisable as described above and subject to Dr. Hennemann's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Dr. Hennemann's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Dr. Hennemann (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Dr. Hennemann for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Dr. Hennemann reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Dr. Hennemann breaches the noncompetition, non-solicitation or nondisclosure provisions contained in the agreement.

        The agreement provides that for the duration of Dr. Hennemann's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Dr. Hennemann will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment, or (iii) solicit for employment any person who was employed by us at the time of Dr. Hennemann's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding nondisclosure of proprietary information and the assignment of inventions.

        On April 13, 2010, we entered into an amendment to the letter agreement, pursuant to which, commencing on March 31, 2010 and continuing until August 31, 2010, Dr. Hennemann will be employed by us in a non-executive officer capacity to perform specified services necessary to ensure the orderly transition of his duties. The amendment contains, among other things, the following terms and conditions: as of March 31, 2010, Dr. Hennemann will no longer serve as our executive officer; Dr. Hennemann will continue to receive his current base salary and benefits until August 31, 2010; and except as specifically provided in the amendment, in the event that Dr. Hennemann (i) remains employed by us until August 31, 2010 or (ii) is terminated by us other than for cause prior to August 31, 2010, then he will be entitled to a severance payment equal to one month of current base salary, provided that he signs a binding and enforceable customary release of claims. All other terms of our offer letter agreement with Dr. Hennemann will remain in effect.

        Mr. Sutcliffe.    On June 14, 2005, we entered into a letter agreement with Peter C. Sutcliffe which was amended on October 10, 2007 and December 23, 2008, pursuant to which we offered Mr. Sutcliffe continued employment as our vice president, operations. The agreement supersedes the terms of any prior agreements purporting to set forth the terms and conditions of Mr. Sutcliffe's employment with us.

        The agreement provides that Mr. Sutcliffe shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Sutcliffe was paid an initial base salary of $172,000 for the first year, which salary is subject to increase annually thereafter as may be determined by our board or compensation committee. Provided that Mr. Sutcliffe is our employee at the time bonuses are customarily paid, Mr. Sutcliffe is entitled to an annual performance bonus in an amount equal to up to 30% of his then-current base salary, based upon our evaluation of Mr. Sutcliffe's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Sutcliffe and the compensation committee. Mr. Sutcliffe is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        As consideration for Mr. Sutcliffe's execution of the agreement, Mr. Sutcliffe was granted (i) an option to purchase 100,000 shares of common stock pursuant to the terms of our 1997 Stock Incentive

Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant and (ii) an option to purchase 50,000 shares of our common stock pursuant to the terms of our 1997 Stock Incentive Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, referred to as the revenue benchmark, and thereafter the option becomes exercisable in the remaining two thirds on the second and third anniversaries of the achievement of the revenue benchmark. The revenue benchmark was achieved on June 30, 2007 and, as such, the shares vested and became exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008 and June 30, 2009 and will vest and become exercisable as to the remaining 33.3% of the shares underlying the award on June 30, 2010. Each option is exercisable at a price equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant, which was $4.49. The options have a term of ten years and vest and become exercisable as described above and subject to Mr. Sutcliffe's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Sutcliffe's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Sutcliffe until the date that is twelve months after the date of such termination (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Sutcliffe for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Sutcliffe reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Sutcliffe breaches the noncompetition, non-solicitation or nondisclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Sutcliffe's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Sutcliffe will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment, or (iii) solicit for employment any person who was employed by us at the time of Mr. Sutcliffe's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding nondisclosure of proprietary information and the assignment of inventions.

        Mr. Weinstein.    On January 3, 2008, we entered into a letter agreement with Joel B. Weinstein, which was amended on December 23, 2008 and April 13, 2010, pursuant to which we offered Mr. Weinstein employment as our vice president, global marketing and sales. Mr. Weinstein ceased to serve as a named executive officer on March 31, 2010.

        Pursuant to the agreement, Mr. Weinstein shall be employed on an at-will basis and either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Weinstein was paid an initial annual base salary of $250,000, subject to adjustment thereafter as determined by our board or compensation committee. The agreement also provided that if Mr. Weinstein was our employee at the time bonuses were customarily paid, Mr. Weinstein would be entitled to an annual performance bonus in an amount equal to up to 40% of his then-current base salary, based upon our evaluation of Mr. Weinstein's achievement of milestones and objectives mutually agreed upon on an annual basis by Mr. Weinstein and the compensation committee. Mr. Weinstein is eligible to participate in all benefit programs that we established and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        Mr. Weinstein was granted an option to purchase 100,000 shares of common stock, with an exercise price of $4.25, pursuant to the terms of our 2006 Stock Incentive Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. The option has a term of ten years and vests and becomes exercisable as described above and subject to Mr. Weinstein's continued employment with us, and the vested portion of such option terminates, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Weinstein's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Weinstein (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Weinstein for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Weinstein reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Weinstein breaches the noncompetition, non-solicitation or nondisclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Weinstein's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Weinstein will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment, or (iii) solicit for employment any person who was employed by us at the time of Mr. Weinstein's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding nondisclosure of proprietary information and the assignment of inventions.

        On April 13, 2010, we entered into an amendment to the letter agreement, pursuant to which, commencing on March 31, 2010 and continuing until August 31, 2010, Mr. Weinstein will be employed by us in a non-executive officer capacity to perform specified services necessary to ensure the orderly transition of his duties. The amendments contain, among other things, the following terms and conditions: as of March 31, 2010, Mr. Weinstein will no longer serve as our executive officer; Mr. Weinstein will continue to receive his current base salary and benefits until August 31, 2010; and except as specifically provided in the amendment, in the event that Mr. Weinstein (i) remains employed by us until August 31, 2010 or (ii) is terminated by us other than for cause prior to August 31, 2010, then he will be entitled to a severance payment equal to one month of current base salary, provided that he signs a binding and enforceable customary release of claims. All other terms of our offer letter agreement with Mr. Weinstein will remain in effect.

 2009 Grants of Plan-Based Awards

        The following table sets forth information regarding grants of compensation in the form of plan-based awards made to our named executive officers during 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Richard J. Faleschini	February 24, 2009	—	100,000	$1.70	$105,950
	n/a	$198,900	—	—	—
Martin J. Joyce	February 24, 2009	—	60,000	$1.70	$63,570
	n/a	$96,992	—	—	—
Melodie R. Domurad	February 24, 2009	—	40,000	$1.70	$42,380
	n/a	$69,000	—	—	—
Willard W. Hennemann	February 24, 2009	—	40,000	$1.70	$42,380
	n/a	$60,000	—	—	—
Peter C. Sutcliffe	February 24, 2009	—	40,000	$1.70	$42,380
	n/a	$63,959	—	—	—
Joel B. Weinstein	February 24, 2009	—	40,000	$1.70	$42,380
	n/a	$100,000	—	—	—

(1)
Refer to Note 2 "Summary of Significant Accounting Policies" and Note 12 "Stock Plans" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the relevant assumptions used to determine the valuation of our stock and option awards.

(2)
Target amounts represent the 2009 targeted cash incentive award as outlined in the executive's employment agreement.

        Description of Option Awards.    On February 24, 2009, our compensation committee awarded stock option awards to each of our named executive officers as follows pursuant to our 2006 Stock Incentive Plan:

Name	Number of Stock Options Awarded
Richard J. Faleschini	100,000
Martin J. Joyce	60,000
Melodie R. Domurad	40,000
Willard W. Hennemann	40,000
Peter C. Sutcliffe	40,000
Joel B. Weinstein	40,000

        Each stock option award entitles the recipient to purchase the number of shares of our common stock set forth next to his or her name above at an exercise price of $1.70 per share, which was equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant.

        The shares of common stock underlying each stock option award will become exercisable, or "vest," in equal annual installments on February 24 of each year beginning on February 24, 2010 and ending on February 24, 2014, provided that the vesting of each stock option award will immediately cease upon the executive officer's termination of employment with us for any reason. If the executive officer ceases to be employed by us, his or her right to exercise the then-vested portion of the stock option award will terminate three months after such cessation of employment except in the case of death or disability of the executive, in which event his or her estate's right to exercise the vested portion of the stock option award will terminate one year after such death or disability. Each stock option award has a term of ten years and will not be exercisable by the recipient after February 24, 2019.

        Pursuant to the terms of the 2006 Stock Incentive Plan, in the event of a change of control, sale of all or substantially all of our assets, a complete liquidation or other acquisition event (as defined in the 2006 Stock Incentive Plan), the shares of common stock underlying each stock option award shall immediately become fully vested and exercisable.

2009 Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard J. Faleschini	566,667	(1)	33,333	(1)	—	$2.55	November 2, 2014	—		—
	85,200	(2)	56,800	(2)	—	$7.08	March 9, 2016	—		—
	32,200	(3)	48,300	(3)	—	$7.20	March 12, 2017	—		—
	20,000	(4)	80,000	(4)	—	$4.25	February 22, 2018	—		—
	—		100,000	(5)	—	$1.70	February 24, 2019	—		—
	—		—		—	—	—	150,000	(7)	$409,500
Martin J. Joyce	50,000		—		—	$3.25	September 16, 2014	—		—
	113,335	(6)	36,665	(6)	—	$4.49	June 14, 2015	—		—
	30,000	(2)	20,000	(2)	—	$7.08	March 9, 2016	—		—
	16,000	(3)	24,000	(3)	—	$7.20	March 12, 2017	—		—
	12,000	(4)	48,000	(4)	—	$4.25	February 22, 2018	—		—
	—		60,000	(5)	—	$1.70	February 24, 2019	—		—
	—		—		—	—	—	100,000	(7)	$273,000
Melodie R. Domurad	20,000	(4)	80,000	(4)	—	$4.25	February 22, 2018	—		—
	—		40,000	(5)	—	$1.70	February 24, 2019	—		—
Willard W. Hennemann	20,000	(4)	80,000	(4)	—	$4.25	February 22, 2018	—		—
	—		40,000	(5)	—	$1.70	February 24, 2019	—		—
Peter C. Sutcliffe	54,000		—		—	$3.29	October 21, 2012	—		—
	113,334	(6)	36,666	(6)	—	$4.49	June 14, 2015	—		—
	15,000	(2)	10,000	(2)	—	$7.08	March 9, 2016	—		—
	10,000	(3)	15,000	(3)	—	$7.20	March 12, 2017	—		—
	4,200	(4)	16,800	(4)	—	$4.25	February 22, 2018	—		—
	—		40,000	(5)	—	$1.70	February 24, 2019	—		—
	—		—		—	—	—	50,000	(7)	$136,500
Joel B. Weinstein	20,000	(4)	80,000	(4)	—	$4.25	February 22, 2018	—		—
	—		40,000	(5)	—	$1.70	February 24, 2019	—		—

(1)
Represents (i) an option to purchase 500,000 shares that vested and became exercisable in full on November 1, 2009 and (ii) an option to purchase 100,000 shares that vests and becomes exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008, June 30, 2009 and June 30, 2010.

(2)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of March 9, 2007, March 9, 2008, March 9, 2009, March 9, 2010 and March 9, 2011.

(3)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of March 12, 2008, March 12, 2009, March 12, 2010, March 12, 2011 and March 12, 2012.

(4)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of February 22, 2009, February 22, 2010, February 22, 2011, February 22, 2012, and February 22, 2013.

(5)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of February 24, 2010, February 24, 2011, February 24, 2012, February 24, 2013, and February 24, 2014.

(6)
Represents (i) an option to purchase 100,000 shares that vests and becomes exercisable in five equal installments on each of June 14, 2006, June 14, 2007, June 14, 2008, June 14, 2009 and June 14, 2010 and (ii) an option to purchase 50,000 shares that vests and becomes exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008, June 30, 2009 and June 30, 2010.

(7)
Award shall become free of our repurchase right, or vest, upon the achievement of certain performance conditions.

Option Exercises and Stock Vested

        No stock options were exercised by, and no shares of restricted stock became free of our repurchase rights with respect to our named executive officers in 2009.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in nonqualified deferred contribution plans or other deferred compensation plans maintained by us, except as described below under "Potential Payments Upon Termination or Change of Control."

Potential Payments Upon Termination or Change of Control

        Each of our current named executive officers is party to an employment agreement or offer letter that provides for payments in the event of termination of such executive's employment in connection with a change of control. Additionally, our chief executive officer is party to an employment agreement with us that provides for the payment of severance upon termination of his employment by us without cause or by him for good reason.

        Severance Agreement with Mr. Faleschini.    Our employment agreement with Mr. Faleschini provides that if we elect not to renew Mr. Faleschini's agreement or terminate him without cause, or if Mr. Faleschini resigns for good reason, then we will continue to pay his salary as in effect at the date of termination and the amount of his annualized bonus for the immediately preceding year and continue to provide him benefits until the date 12 months after the date of termination; provided that our obligations to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any noncompetition or nondisclosure agreements with us.

        Assuming Mr. Faleschini's employment was terminated under any of the foregoing circumstances on December 31, 2009, the cash payments we would be obligated to make to Mr. Faleschini would have an estimated value of $595,904 and the benefits we would provide would have an estimated value of $16,370.

        Change of Control Agreements.    Our executive retention agreement with Mr. Faleschini provides that if there is a change of control, as defined in the agreement, and Mr. Faleschini is terminated without cause within 12 months following the change in control, then (a) Mr. Faleschini will receive an amount equal to the highest annual salary and bonus received by him during the five full fiscal years prior to the change of control, and (b) Mr. Faleschini will continue to receive, for a period of 12 months after termination of employment, benefits comparable to those he was receiving prior to termination, provided that if he becomes employed elsewhere during such 12-month period and is eligible to receive similar benefits, we will no longer be required to provide such benefits. Our obligation to make such payments or provide such benefits under this agreement shall terminate immediately if Mr. Faleschini breaches the noncompetition, non-solicitation or nondisclosure obligations of his employment agreement. Any severance payments made to Mr. Faleschini pursuant to his executive retention agreement will be in lieu of payments to which he may otherwise be entitled under his employment agreement.

        Our offer letters with each of Messrs. Joyce, Hennemann, Sutcliffe and Weinstein and Dr. Domurad provide that if we terminate the executive's at-will employment without cause in anticipation of, or within 12 months after, a change in control, as defined in the agreement, then we will continue to pay such executive (i) his or her salary as in effect on the date of his or her termination, and (ii) the amount of the annual bonus paid to such executive for the fiscal year immediately preceding the date of his or her termination. Each offer letter further provides that, until the date that is 12 months after the date of such termination, we will also provide such executive with reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits under each agreement shall immediately terminate if the executive officer breaches the noncompetition, non-solicitation or nondisclosure provisions contained in his or her agreement.

        Assuming that the employment of each of Messrs. Faleschini, Joyce, Hennemann, Sutcliffe and Weinstein and Dr. Domurad was terminated in connection with a change of control on December 31, 2009, the payments and benefits we would be obligated to make to each such executive officer would have an estimated value as follows:

Name	Cash Severance ($) (1)	Reimbursement of Benefits ($)
Richard J. Faleschini	$574,201	$16,370
Martin J. Joyce	$301,937	$225
Melodie R. Domurad	$275,402	$15,129
Willard W. Hennemann (2)	$234,680	$16,370
Peter C. Sutcliffe	$247,607	$17,775
Joel B. Weinstein (2)	$306,300	$16,116

(1)
Cash severance includes the executive's 2009 salary and 2008 bonus, which was paid in 2009.

(2)
Messrs. Hennemann and Weinstein ceased to be named executive officers as of March 31, 2010.

        Equity Acceleration Rights.    Our stock incentive plans also allow for all then-unexercisable stock options and unvested restricted stock awards held by our employees to accelerate in full upon a change of control. In addition, the restricted stock awards granted to each of our executive officers in 2006 provide that a prorated portion of the shares subject to repurchase pursuant to such awards shall be subject to accelerated vesting in the event such executive officer is terminated without cause, leaves for good reason, dies or becomes disabled or his or her employment agreement, if any, is not renewed. As of December 31, 2009, our named executive officers held the following unvested stock option and restricted stock awards that would become vested upon a change of control or pursuant to certain events of termination. For purposes of this table, the unrealized value of unvested stock options and restricted stock awards was calculated by multiplying the number of shares of common stock subject to the award by the closing price of $2.74 of the common stock on December 31, 2009 and then deducting, in the case of stock options, the exercise price thereof.

Name	No. of Shares Underlying Unvested Stock Options Subject to Full Acceleration on Change of Control (#)	No. of Shares of Unvested Restricted Stock Subject to Full Acceleration on a Change of Control (#)	Value of Unvested Stock Options and Restricted Stock Subject to Full Acceleration on Change of Control ($)
Richard J. Faleschini	318,433	150,000	$519,833
Martin J. Joyce	188,665	100,000	$335,400
Melodie R. Domurad	120,000	—	$41,600
Willard W. Hennemann (1)	120,000	—	$41,600
Peter C. Sutcliffe	118,466	50,000	$178,100
Joel B. Weinstein (1)	120,000	—	$41,600

(1)
Messrs. Hennemann and Weinstein ceased to be named executive officers as of March 31, 2010.

2009 Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors during 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total
Timothy J. Barberich	$21,000	$4,725	$7,163	$32,888
William M. Cousins, Jr. (2)	$44,500	$4,725	$7,163	$56,388
Marian L. Heard	$29,250	$4,725	$7,163	$41,138
Alexander M. Klibanov	$31,500	$4,725	$7,163	$43,388
John H. MacKinnon	$39,750	$4,725	$7,163	$51,638
Riccardo Pigliucci	$30,500	$4,725	$7,163	$42,388
David Southwell	$28,500	$4,725	$7,163	$40,388

(1)
The grant date fair value, computed in accordance with ASU Topic 718. As of December 31, 2009, our non-employee directors held options to purchase shares of our common stock as follows: Mr. Barberich: 31,000; Mr. Cousins, Jr.: 29,000; Ms. Heard: 25,000; Mr. Klibanov: 31,000; Mr. MacKinnon: 35,000; Mr. Pigliucci: 31,000; Mr. Southwell: 31,000. As of December 31, 2009, all of our non-employee directors held 5,000 shares of restricted stock.

(2)
Mr. Cousins will not be standing for reelection as a director.

        Retainers, Meeting Fees and Reimbursement of Expenses.    For service on the board, each of our non-employee directors receives a quarterly retainer of $3,000, plus $1,500 for each board meeting attended, either in person or telephonically. Each committee member receives $1,000 per committee meeting with the exception of the members of the audit committee, who each receive $1,500 per meeting. Additionally, each committee chairman receives an annual retainer equal to $8,000, in the case of the chair of the audit committee, and $2,500, in the case of the chair of each of the compensation committee, nominating and corporate governance committee and science and technology committee. Each of our non-employee directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our board of directors. Retainers and meeting fees are not paid to directors who are our officers or employees.

        Director Equity Compensation Program.    Currently, all of our outside directors are eligible to participate in our 2006 Plan. The 2006 Plan provides for the automatic grant of options to each member of the board who is not our employee or an employee of any of our subsidiaries. On the commencement of service on the board, each non-employee director will receive a non-statutory stock option to purchase 20,000 shares of common stock, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock and a restricted stock award for 2,500 shares of common stock, subject to adjustment for changes in capitalization; provided, however, that a non-employee director will not be eligible to receive this annual option or restricted stock grant unless such director has served on our board for at least six months. The board retains the specific authority to from time to time increase or decrease the number of shares subject to options and restricted stock awards granted to non-employee directors under the 2006 Plan; however, the maximum number of shares with respect to which awards may be granted to each non-employee director is 50,000 per calendar year. Options automatically granted to non-employee directors will (i) have an exercise price equal to the closing price on the day of grant, (ii) in the case of the initial grant, vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) in the case of subsequent annual grants, vest in full on the date of grant, (iv) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the board, and (v) contain such other terms and conditions as the board determines. The annual restricted stock grant vests in full on the second anniversary of the date of grant.

Equity Compensation Plan Information

        The following table summarizes, as of December 31, 2009, the outstanding options under our 2006 Stock Incentive Plan, 1997 Stock Incentive Plan and 2000 Employee Stock Purchase Plan, all of which plans were approved by our stockholders. The shares covered by outstanding options are subject to adjustment for changes in capitalization, stock splits, stock dividends and similar events.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders
2006 Stock Incentive Plan	1,733,450	$3.85	914,050
1997 Stock Incentive Plan	1,741,450	$4.94	—	(1)
2000 Employee Stock Purchase Plan	—	—	59,700

Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

Total	3,474,900	$4.40	973,750

(1)
The 1997 Stock Incentive Plan terminated on March 28, 2007 and no further awards will be made pursuant to this plan.

 Compensation Committee Interlocks and Insider Participation

        The current members of the compensation committee are Mr. Pigliucci (Chairman), Mr. Barberich, Mr. Cousins and Ms. Heard, none of whom was at any time during 2009, or formerly, an officer or employee of our company, and none of whom has had any relationship with our company requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors
Riccardo Pigliucci (Chairman) Timothy J. Barberich William M. Cousins, Jr. Marian L. Heard

PROPOSAL NUMBER TWO—APPROVAL OF AMENDMENT TO OUR 2000
EMPLOYEE STOCK PURCHASE PLAN

        On February 25, 2010, our board of directors approved amendment No. 4 to our 2000 Employee Stock Purchase Plan, as amended to date, or Purchase Plan, to increase the number of shares of common stock that we may issue under the Purchase Plan from 230,000 to 300,000 shares. We are asking our stockholders to approve this amendment; the amendment will not go into effect unless our stockholders approve it.

        The affirmative vote of holders of a majority of shares of common stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

        On April 1, 2010, the last sale price per share of our common stock, as reported by The NASDAQ Global Market, was $2.49.

  Reasons for Amending the Purchase Plan

        Our board of directors adopted this amendment to our Purchase Plan because the board of directors believes, based on past levels of participation by our employees, that the number of shares currently available under the Purchase Plan may not be enough to allow us to continue to offer the plan to our employees through the 2010 offering periods. As of April 1, 2010, we had 59,700 shares available for issuance under the Purchase Plan. If our stockholders approve the amendment at the annual meeting, then we expect to have 129,700 shares available under the Purchase Plan as of the date of the annual meeting.

Our Board of Directors recommends a vote FOR the approval of our Purchase Plan amendment.

  Summary of our Purchase Plan

        Some key features of our Purchase Plan are summarized below. Please keep in mind, however, that this brief summary is not a complete description of all the provisions of our Purchase Plan. This summary is qualified in its entirety by reference to the full text of our Purchase Plan. The Purchase Plan, including proposed Amendment No. 4 to our Purchase Plan, appears as Appendix A to our Schedule 14A, which is the electronic version of this proxy statement that we filed with the SEC on April 16, 2010. You can access this document on the Internet at www.biospheremed.com or through the SEC's Web site at www.sec.gov. You can also obtain a copy of our Purchase Plan, as proposed to be amended, from our investor relations department at BioSphere Medical, Inc., 1050 Hingham Street Rockland, Massachusetts 02370, Telephone: 781-681-7900.

        Because participation in our Purchase Plan is at the election of our employees, the benefits to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by us at this time.

  Eligibility

        All employees, including executive officers, who are customarily employed for more than 20 hours a week and for more than five months in a calendar year by us or our subsidiaries, have been employed by us or our subsidiaries for at least three months prior to enrolling in the Purchase Plan, and are employees for us or our subsidiaries on the first day of the applicable offering period are eligible to participate in our Purchase Plan. However, no person will be eligible to participate in the Purchase Plan if he or she possesses five percent or more of the total combined voting power or value of all of our classes of stock or any of our subsidiaries immediately after the grant of an option under our Purchase Plan. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year under our Purchase Plan, determined by the fair market value of such shares as of the applicable offering commencement dates. As of April 1, 2010, approximately 89 of our employees were eligible to participate in our Purchase Plan.

  Offerings; Number and Purchase Price of Shares

        Our Purchase Plan is conducted in semiannual offerings, which currently commence on May 15 and November 15. Each offering commencement period will begin a six-month offering period during which payroll deductions will be made and held for the purchase of shares at the end of that period. If the amendment is approved by our stockholders, a total of up to 300,000 shares may be purchased under the Purchase Plan. During each offering period, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period and is equal to the number of shares of common stock determined by dividing $12,500 by the last reported sale price of the common stock on The NASDAQ Global Market on the first day of the offering. An employee may elect to have up to 10% deducted from his or her salary for the purpose of purchasing stock under the Purchase Plan. The price at which the employee may purchase the stock is the lower of 85% of the last reported sale price of the common stock on the day the offering commences or the day that the offering terminates. If we receive requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

        Since the adoption of our Purchase Plan, the following persons and groups purchased and have an option to purchase on May 14, 2010, the last day of the current offering period, the number of shares listed:

	Number of Shares Purchased Under Purchase Plan	Number of Shares Purchasable During Current Offering Period (1)
Richard J. Faleschini	24,847	—
Martin J. Joyce	—	—
Melodie R. Domurad	—	—
Peter C. Sutcliffe	7,890	826
All Current Executive Officers as a Group	32,737	826
All Current Non-Executive Employees as a Group	81,693	19,157

(1)
Share numbers assume that the purchase price for the shares purchasable during the current offering period is 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the closing price of the common stock is less than $3.03, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares purchasable may be greater.

  Amendments and Terms; Administration

        Our board of directors may at any time terminate or amend our Purchase Plan. However, no such amendment shall be made to our Purchase Plan (a) without approval of our stockholders if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the Purchase Plan to fail to comply with Section 423 of the Code. Our Purchase Plan is administered by our compensation committee, which is authorized to make rules and regulations for the administration and interpretation of the Purchase Plan.

  Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in our Purchase Plan and with respect to the sale of common stock acquired under our Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the Purchase Plan satisfies all the requirements of Section 423 of the Code applicable to employee stock purchase plans. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the Purchase Plan or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and a capital gain or loss upon the sale of common stock that was acquired under our Purchase Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

        If the participant sells the common stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased our common stock at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced, and

  •
  the participant's profit.

        Any excess profit will be long-term capital gain. If the participant sells our common stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells our common stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of our common stock on the day he or she purchased our common stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of our common stock on the day he or she purchased our common stock. This capital gain or loss will be long term if the participant has held the common stock for more than one year and otherwise will be short term.

        Tax Consequences to the Company.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NUMBER THREE—APPROVAL OF AMENDMENT TO OUR 2006
STOCK INCENTIVE PLAN

        On February 25, 2010, our board of directors approved amendment number 4 to our 2006 Stock Incentive Plan, as amended to date, or our 2006 Plan, to increase the number of shares of common stock that may be issued under our 2006 Plan from 3,000,000 to 3,275,000, any or all of which may be used for incentive stock options. We are asking our stockholders to approve this amendment; the amendment will not go into effect unless our stockholders approve it.

        We anticipate that the proposed increase would meet our needs for approximately one additional year.

        The affirmative vote of holders of a majority of shares of our common stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

        On April 1, 2010, the last sales price per share of our common stock, as reported by The NASDAQ Global Market, was $2.49.

  Reasons for Amending Our 2006 Plan

        We believe that stock options align the interests of our employees, officers and directors with those of our stockholders. All stock options granted to employees, officers and directors have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will earn no compensation from his or her options unless the share price increases above the exercise price. In addition, stock options granted to employees and officers generally vest over several years, which we believe provides an additional incentive for the recipient to add value to the business over the long term.

        The market for qualified and talented employees, officers and directors in our industry is highly competitive, and we compete for these personnel with many companies whose resources are greater than ours. Equity compensation is a crucial component of a competitive compensation package, especially in the technology sector. If we fail to offer competitive compensation packages, then our current and potential future key personnel may find better opportunities at our competitors.

        Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Under our 2006 Plan, we are currently authorized to make awards with respect to up to an aggregate of 3,000,000 shares of our common stock to our employees, officers, consultants, advisors and directors. As of March 31, 2010, there were 513,400 shares available for future grant under our 2006 Plan. Pursuant to its terms, our 1997 Stock Option Incentive Plan expired on March 28, 2007. Accordingly, our board of directors believes it is appropriate to have our stockholders consider an amendment to our 2006 Plan at this annual meeting.

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2010.

Plan	Number of Shares To Be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
2006 Stock Incentive Plan	1,817,650			513,400
1997 Stock Incentive Plan	1,727,250			—

Total	3,544,900	$4.29	6.48	513,400

        There were 18,736,345 shares of common stock outstanding as of March 31, 2010, including 651,450 shares of non-vested restricted stock awards.

        Our board of directors recommends a vote "FOR" the approval of our 2006 Plan amendment and the reservation of 275,000 additional shares of our common stock for issuance thereunder.

  Description of our 2006 Plan

        Some key features of our 2006 Plan are summarized below. Please keep in mind, however, that this brief summary is not a complete description of all of the provisions of our 2006 Plan. This summary is qualified in its entirety by reference to the full text of our 2006 Plan. The 2006 Plan, including Amendment No. 4 to our 2006 Plan, appears as Appendix B to our Schedule 14A, which is the electronic version of this definitive proxy statement that we filed with the SEC on April 16, 2010. You can access the document on the Internet at www.biospheremed.com or through the SEC's Web site at www.sec.gov. You can also obtain a copy of our 2006 Plan, as proposed to be amended, by contacting our investor relations department at BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370; telephone: 781-681-7900.

  Types of Awards

        Our 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards as described below, or, collectively, awards.

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may only be granted at an exercise price which is equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of the company or its parents or subsidiaries may not be granted at an exercise price less than 110% of the fair market value of their common stock on the date of grant. Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Our 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, delivery of the shares of our common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means as determined by our board of directors, or (v) any combination of these forms of payment.

        Director Awards.    Our 2006 Plan provides for the automatic grant of options to members of our board of directors who are not employees of ours or of any of our subsidiaries, or non-employee directors. On the commencement of service on our board of directors, each non-employee director will receive a non-statutory stock option to purchase 15,000 shares of our common stock, subject to adjustment for changes in capitalization. In addition, on the date of each of our annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of our common stock and a restricted stock award for 2,500 shares of common stock, subject to adjustment for changes in capitalization; provided, however, that a non-employee director will not be eligible to receive this annual option or restricted stock grant unless such director has served on our board for at least six months. Our board retains the specific authority to from time to time increase or decrease the number of shares subject to options and restricted stock awards granted to non-employee directors under our 2006 Plan; however, the maximum number of shares with respect to which awards may be granted to non-employee directors is 50,000 per calendar year. Options automatically granted to non-employee directors will (i) have an exercise price equal to the closing price on the date of grant, (ii) in the case of the initial grant, vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) in the case of subsequent annual grants, vest in full on the date of grant, (iv) expire on the earlier of 10 years from the date of grant or three months following cessation of service on our board, and (v) contain such other terms and conditions as our board determines. The annual restricted stock grant is subject to repurchase by us, which repurchase right lapses, or "vests," on the second anniversary of the date of grant.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

        Restricted Stock Unit Awards.    Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the board of directors.

        Other Stock-Unit Awards.    Under our 2006 Plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

        Performance Conditions.    Our board of directors may determine, at the time of grant, that a restricted stock award, restricted stock-unit award or other stock-unit award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, or (n) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our board of directors; and (iii) will be set by our board of directors within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

  Transferability of Awards

        Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

  Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors, and those of any of our subsidiaries or other business ventures in which we have a controlling interest, as determined by our board, are eligible to be granted awards under our 2006 Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries.

        The annual maximum number of shares with respect to which awards may be granted to any participant under our 2006 Plan may not exceed 600,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. In addition, the annual maximum number of shares with respect to which awards may be granted to any director who is not our employee at the time of grant is 50,000.

  Plan Benefits

        As of April 1, 2010, approximately 88 persons were eligible to receive awards under our 2006 Plan, including our four executive officers and seven non-employee directors. The granting of awards under our 2006 Plan to employees is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group or employees.

  Administration

        Our 2006 Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to our 2006 Plan and to interpret the provisions of our 2006 Plan. Pursuant to the terms of our 2006 Plan, our board of directors may delegate authority under our 2006 Plan to one or more committees of our board, and subject to certain limitations, to one or more of our executive officers. Subject to certain limitations, our board of directors may delegate to one or more officers the power to grant awards that are treated as rights under Delaware law and to exercise such powers under the 2006 Plan as our board of directors may determine.

        Subject to any applicable limitations contained in our 2006 Plan, our board of directors, or any committee to whom our board of directors delegates authority, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        Our board of directors is required to make appropriate adjustments in connection with our 2006 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

        In the event of a merger, liquidation or other acquisition event (as defined in our 2006 Plan), our board of directors is authorized to provide for outstanding awards to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event or to provide for a cash-out of the value of any outstanding options; provided, however, that any outstanding awards held by our employees or directors shall become immediately fully exercisable.

        Our board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under our 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Awards

        In connection with a merger or consolidation of an entity with us, or the acquisition by us of property or stock of, an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in our 2006 Plan. Substitute awards will not count against our 2006 Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under our 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  Amendment or Termination

        No award may be made under our 2006 Plan after May 10, 2016, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate our 2006 Plan, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to our 2006 Plan.

  Limitation on Repricing

        Unless such action is approved by our stockholders: (i) no outstanding option granted under our 2006 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments for changes in common stock and certain other events), and (ii) our board may not cancel any outstanding option (whether or not granted under our 2006 Plan) and grant in substitution therefor new awards under our 2006 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

        If stockholders do not approve the amendment of our 2006 Plan, the amendment will not go into effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

  Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under our 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Our 2006 Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50%-or-more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of our common stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells our common stock. If a participant sells our common stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long term capital gain. If a participant sells our common stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long term if the participant has held our common stock for more than one year and otherwise will be short term. If a participant sells our common stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long term if the participant held our common stock for more than one year and otherwise will be short term.

  Non-statutory Stock Options

        A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of our common stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long term if the participant has held our common stock for more than one year and otherwise will be short term.

  Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of our common stock on the day the SAR was exercised. This capital gain or loss will be long term if the participant held our common stock for more than one year and otherwise will be short term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of our common stock less the purchase price. When our common stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of our common stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When our common stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long term if the participant held our common stock for more than one year and otherwise will be short term.

  Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When our common stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long term if the participant held our common stock for more than one year and otherwise will be short term.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-unit award granted under our 2006 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to the Company

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 OTHER MATTERS

        The board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable and documented out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on the review of copies of reports filed by all officers, directors and beneficial owners of more than 10 percent of our common stock required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, or written representations from such reporting persons, we believe that during fiscal year 2009 all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934.

Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting

        In order to be included in the proxy material for the 2011 annual meeting of stockholders, stockholders' proposed resolutions must be received by us at BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370 no later than December 17, 2010.

        If a stockholder wishes to present a proposal before the 2011 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion on the proxy statement and proxy card, the stockholder must give written notice to us at the address set forth above. The required notice must be given by March 2, 2011. If a stockholder fails to provide timely notice of a proposal to be presented at the 2011 annual meeting of stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

                      By Order of the Board of Directors

                      RICHARD J. FALESCHINI
                       President and Chief Executive Officer

April 16, 2010

        The board of directors encourages stockholders to attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the annual meeting and your cooperation will be appreciated. Stockholders who attend the annual meeting may vote their stock personally even though they have sent in their proxies.

Appendix A

Amendment to Employee Stock Purchase Plan

AMENDMENT NO. 4

TO

BIOSPHERE MEDICAL, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

        This Amendment No. 4 (the "Amendment") is made to the 2000 Employee Stock Purchase Plan (the "Plan") of BioSphere Medical, Inc., a Delaware corporation (the "Company").

        The second sentence of the first paragraph of the Plan, is hereby deleted and restated in its entirety and the following is inserted in lieu thereof:

        "Three hundred thousand (300,000) shares of Common Stock in the aggregate have been approved for this purpose."

        Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Adopted by the Board of Directors, February 25, 2010

Approved by the Shareholders,                        , 2010

A-1

Appendix B

Amendment to Stock Incentive Plan

AMENDMENT NO. 4

TO

BIOSPHERE MEDICAL, INC.

2006 STOCK INCENTIVE PLAN

        This Amendment No. 4 (the "Amendment") is made to the 2006 Stock Incentive Plan (the "Plan") of BioSphere Medical, Inc., a Delaware corporation (the "Company").

        Section 4(a) of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "(a) Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan for up to 3,275,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

        Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Approved by the Board of Directors, February 25, 2010

Approved by the Shareholders,                        , 2010

B-1

BIOSPHERE MEDICAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders—May 17, 2010

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Richard J. Faleschini and Martin J. Joyce or each or either of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2010 Annual Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote “FOR” proposal number 1, “FOR” proposal number 2 and “FOR” proposal number 3.

A vote FOR the director nominees, FOR the amendment to the 2000 employee stock purchase plan and FOR the amendment to the 2006 stock incentive plan is recommended by the Board of Directors.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
BIOSPHERE MEDICAL, INC.
May 17, 2010
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND VOTES “FOR” APPROVAL OF THE AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
AND “FOR” APPROVAL OF THE AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

1.	Election of the Directors
NOMINEES:
	☐	FOR ALL NOMINEES	☐ Timothy J. Barberich
	☐	WITHHOLD AUTHORITY FOR ALL	☐ Richard J. Faleschini
		NOMINEES	☐ Marian L. Heard
☐ Alexander M. Klibanov, Ph.D.
☐ John H. MacKinnon
	☐	FOR ALL EXCEPT	☐ Riccardo Pigliucci
		(See instructions below)	☐ David P. Southwell

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

1.	Approval of Amendment to 2000 Employee Stock Purchase Plan:

☐ FOR

☐ AGAINST

☐ ABSTAIN

2.	Approval of Amendment to 2006 Stock Incentive Plan:

☐ FOR

☐ AGAINST

☐ ABSTAIN

Please read the reverse side of this card.

Please be sure to sign and date this Proxy.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.